Exhibit 10.9

AMENDMENT NO. 2
TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of September 16, 2003 by and among Webco Industries, Inc. (the "Borrower"), the financial institutions named on the signature page hereto, and Bank One, NA (successor by merger with American National Bank and Trust Company of Chicago), as agent (in such capacity, the "Agent") for the Lenders.

RECITALS:
        WHEREAS, the Borrower, the financial institutions from time to time parties thereto (the "Lenders") and the Agent have entered into that certain Loan and Security Agreement dated as of June 14, 2002 (as amended, the "Loan Agreement"); and WHEREAS, the Borrower desires that the Loan Agreement be amended as set forth herein and the undersigned Lenders and the Agent are willing so to amend the Loan Agreement, but only on the terms and subject to the conditions set forth below;

        NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Terms defined in the Loan Agreement which are used herein shall have the same meanings as are set forth in the Loan Agreement for such terms unless otherwise defined herein.

2. Amendments. Subject to Section 3 below:

2.1 The following definitions are added to Subsection 1.1 of the Loan Agreement in their alphabetically proper places:
        "Excess Availability" shall mean, at any time, an amount equal to the amount by which the Current Asset Base exceeds the aggregate balance of the unpaid principal amount of the Revolving Loans.  "Revolver Financed Mannford Capital Expenditures" shall mean, for any period, the lesser of (a) $2,000,000, and (b) the aggregate amount of Capital Expenditures for such period (i) incurred for the expansion of Borrower's Mannford, Oklahoma facility and for the conversion of TIG mills into laser mills at Borrower's Mannford, Oklahoma facility, and (ii) which do not represent capitalized lease obligations incurred or which were not financed through the incurrence of Purchase Money Secured Financing (other than the Revolving Loans) or paid for with Applied Financing Proceeds.

2.2 The following definitions appearing in Subsection 1.1 of the Loan Agreement are amended and restated in their entirety as follows:
        "Maximum Facility Amount" shall mean $53,500,000. "Total Revolving Commitments" shall mean the aggregate of the Revolving Credit Commitments of all Lenders, which in the aggregate shall not exceed $38,000,000.

2.3 Subsection 1.1 of the Loan Agreement is amended by deleting the following definitions therefrom: "Average Availability" and "Leverage Ratio."

2.4 Subsection 8.6 of the Loan Agreement is amended and restated in its entirety as follows:

        8.6 Capital Investment Limitations. Borrower shall not incur Capital Expenditures in any Fiscal Year in an amount in excess of the sum of (the "Cap"): (i) the net proceeds received by Borrower in such Fiscal Year from the sale of Equipment, plus (ii) Capital Expenditures paid for with Applied Financing Proceeds, plus (iii) the amount set forth below opposite such Fiscal Year, plus (iv) the lesser of (x) $500,000, and (y) the amount, if any, by which the Cap for the immediately preceding Fiscal Year exceeds the actual amount of Capital Expenditures incurred by Borrower during the immediately preceding Fiscal Year (excluding, for the purpose of computing such excess, any excess amount from a prior Fiscal Year), plus (v) for the Fiscal Year ending July 31, 2003, up to $2,000,000 to the extent funded with additional Indebtedness permitted by Subsection 8.2(iv):

        Fiscal Years Ending:                  Amount:
        July 31, 2003                              $3,500,000
        July 31, 2004                              $5,500,000
        July 31, 2005 and thereafter        $3,500,000

2.5 Subsection 8.13 of the Loan Agreement is amended and restated in its entirety as follows:

        8.13 Financial Covenants. Borrower shall not:

        (A) Adjusted Debt Coverage Ratio. Permit its Adjusted Debt Coverage Ratio for any period of four Fiscal Quarters to be less than 1.20 to 1.0. As used herein the term "Adjusted Debt Coverage Ratio" shall mean for any period, without duplication, Borrower's ratio of (A) EBITDA, to (B) an amount equal to the sum of the following for such period: the sum of (i) interest expense (other than non-cash interest expense representing the amortization of deferred finance charges or original issue discount); plus (ii) the sum of all scheduled or mandatory principal payments on Indebtedness of Borrower, other than payments required pursuant to Subsections 2.6(E), (F) and (G) hereof and payments on the Revolving Loan. As used herein, the term "EBITDA" shall mean, as to any period, an amount equal to the sum of the following for Borrower for such period: (i) earnings before income tax expense (determined based on the valuation of inventory on an average cost basis, and excluding gains or losses from or in connection with the QuikWater Division and Borrower's sale of the assets of such division (including without limitation the QuikWater Charge)); plus (ii) interest expense subtracted in determining earnings; plus (iii) depreciation, amortization, and other non-cash charges deducted in determining earnings; minus (iv) gains from the sales of assets other than the sale of inventory or obsolete equipment in the ordinary course of business of Borrower; minus (v) to the extent included in the earnings of Borrower for such period, equity in undistributed earnings of Subsidiaries; minus (vi) the aggregate amount of Dividends and other Distributions; minus (vii) Capital Expenditures for such period other than (x) for any period of four Fiscal Quarters which includes any of the Fiscal Quarters ended October 31, 2003, January 31, 2004 and April 30, 2004 (the "Applicable Quarters"), the aggregate amount of Revolver Financed Mannford Capital Expenditures incurred by Borrower during each Applicable Quarter which is included in such period of four Fiscal Quarters, and (y) Capital Expenditures representing capitalized lease obligations incurred or which were financed through the incurrence of Purchase Money Secured Financing (other than the Revolving Loans) or paid for with Applied Financing Proceeds; and minus (viii) income taxes paid in cash.

        (B) Excess Availability. Permit its Excess Availability at any time to be less than $1,750,000.

2.6 Schedule I to the Loan Agreement is amended and restated in its entirety in the form of Schedule I attached hereto.

3. Conditions of Effectiveness. Section 2 of this Amendment shall become effective on the date (the "Effective Date") that the Agent has determined that each of the following conditions has been satisfied:

3.1 The Agent shall have received each of the following agreements, instruments and other documents, in each case in form and substance acceptable to the Agent:
        (a) this Amendment executed by each of the parties hereto;
        (b) the documents, instruments, agreements, opinions, certificates and other items listed on the Document Checklist attached hereto as Exhibit A; and
        (c) such other documents, instruments, agreements, opinions, certificates and other items as Agent may reasonably request.

3.2 All fees and out-of-pocket expenses required to be paid to Agent and each Lender and Agent's special counsel on or prior to the Effective Date shall have been paid in full including, without limitation, to induce the Lenders to enter into this Amendment, a non-refundable fee in the amount of $40,025 paid to the Agent for the ratable benefit of the Lenders.

4. Representations, Warranties and Agreements of the Borrower.

4.1 The Borrower represents and warrants that this Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

4.2 The Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement as amended hereby. The Borrower hereby agrees that all covenants, representations and warranties made in the Loan Agreement shall be deemed to have been remade as of the date hereof and (if different) the Effective Date.

4.3 The Borrower represents and warrants that as of the date hereof, and (if different) as of the Effective Date, there exists no Default or Event of Default after giving effect to this Amendment and the consummation of the transactions contemplated hereby.

5. Reference to the Effect on the Loan Agreement.

5.1 On and after the Effective Date, (i) each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Loan Agreement as amended hereby, and (ii) each reference to the Loan Agreement in all other Financing Agreements shall mean and be a reference to the Loan Agreement, as amended hereby.

5.2 Except as specifically amended above, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

5.3 Except as specifically provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default (including without limitation any Defaults or Events of Default existing on the date hereof), nor operate as a waiver of any right, power or remedy of the Agent or the Lenders (including without limitation any rights, powers or remedies of the Agent or the Lenders with respect to the Defaults or Events of Default existing on the date hereof), nor constitute a waiver of, or consent to and departure from, any provision of the Loan Agreement, or any of the other Financing Agreements.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery by any party of telecopied copies of executed counterparts hereof shall constitute execution and delivery hereof by such party.

IN WITNESS WHEREOF, this Amendment No. 2 to Loan and Security Agreement has been duly executed as of the day and year first above written.

WEBCO INDUSTRIES, INC.
By:       /s/ Michael P. Howard
Name:  Michael P. Howard
Title:     Chief Financial Officer

BANK ONE, NA (successor by merger with American National Bank and Trust Company of Chicago), individually and as Agent
By:       /s/ Brian P. Mulroney
Name:  Brian P. Mulroney
Title:     Vice President

PNC BANK, NATIONAL ASSOCIATION
By:      /s/ Paul R. Frank
Name:  Paul R. Frank
Title:     Vice President

TRANSAMERICA BUSINESS CAPITAL CORPORATION
By:      /s/ Vik Dewanjee
Name:  Vik Dewanjee
Title:     Vice President